SECURITY AGREEMENT

     This Security Agreement (as amended, modified, restated or otherwise supplemented from time to time, this “Security Agreement”), dated as of February 13, 2006 is executed by LaserLock Technologies, Inc., a Nevada corporation (together with its successors and assigns, “Debtor”), in favor of each of the persons and entities who have executed a counterpart signature pages hereto (the “Secured Parties”).

RECITALS

     A.      On and after the date of this Security Agreement, Debtor will issue senior secured convertiblepromissory notes in the form attached hereto as Attachment 1, as amended, modified, restated or otherwise supplemented from time to time, in connection with that certain Senior Secured Convertible Note and Warrant Purchase Agreement between the Debtor and the Secured Parties dated as of the date hereof in an aggregate principal amount of up to $800,000 (the “Purchase Agreement”) of Debtor (each a “Note” and collectively, the “Notes”) in favor of the Secured Parties.

     B.      In order to induce each Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant the Secured Parties the security interest in the Collateral described below.

AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with the Secured Parties as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

          “Collateral” has the meaning given to that term in Section 2 hereof.

          “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Parties arising under the Purchase Agreement of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq., the “Bankruptcy Code”), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          “Permitted Liens” means (a) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s liens, carrier’s liens and other liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) liens existing as of the date of this Security Agreement and identified on Schedule A securing obligations under a capital lease if such liens do not extend to property other than the property leased under such capital lease; (e) liens existing as of the date of this Security Agreement and identified on Schedule A upon any equipment acquired or held by Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Notes; (g) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (h) liens that constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; and (i) liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

          “UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time.

     All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to and for the ratable benefit of the Secured Parties a security interest of first priority in all right, title and interests of Debtor in and to the property described in Attachment 2 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).The Security Interest is granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith. Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include any general intangibles of the Company (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not capable of being encumbered (A) as a matter of law or (B) under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be effective under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) in the case of clause (B) above, such consent has not been obtained; provided, however, the Company agrees to use its commercially reasonable efforts to obtain such consents as the Secured Parties deem appropriate; and provided further, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, to the maximum extent permissible under applicable law, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds and products thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

3. General Representations and Warranties. Debtor represents and warrants to the Secured Parties that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral, other than Permitted Liens and those liens set forth on Schedule A attached hereto; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Parties (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens and (c) the originals of all documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the principal executive office of Debtor set forth in Section 11 or at such other locations as Debtor may establish in accordance with Section 4(d).

4. Covenants Relating to Collateral. Debtor hereby covenants and agrees:

(a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Secured Parties therein and the perfection and priority of such lien;

(b) inform the Secured Parties promptly upon the acquisition by Debtor of collateral that will require filings with the PTO or the Copyright Office;

(c) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral;

(d) to pay promptly when due all taxes and other governmental charges, all liens and all other charges now or hereafter imposed upon or affecting any Collateral (except where there exists a good faith dispute by the Debtor as to the amounts due or as to the due date with respect to such taxes and charges);

(e) without 30 days’ written notice to Secured Parties, (i) not to change Debtor’s name or place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor’s records relating to accounts receivable and payment intangibles are kept and (ii) not to change Debtor’s state of incorporation, (iii) not to keep Collateral consisting of chattel paper at any location other than its principal executive office;

(f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Parties to perfect, maintain and protect its lien hereunder and the priority thereof and to deliver promptly to Secured Parties all originals of Collateral consisting of instruments;

(g) to appear in and defend any action or proceeding which may affect its title to or Secured Parties’ interest in the Collateral; and

(h) not to surrender or lose possession of (other than to Secured Parties), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Debtor may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Debtor.

5. Covenants Regarding Intellectual Property. Debtor hereby agrees that, at the reasonable request of Secured Parties, Debtor will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Secured Parties’ interest in the Collateral, the Lien granted to Secured Parties in the Collateral and the first priority of such Lien.

6. Authorized Action by Secured Parties. Debtor hereby irrevocably appoints Secured Parties as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Parties may perform (but Secured Parties shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Secured Parties shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Parties upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Parties may incur while acting as Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Parties give to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Parties’ possession; provided, however, that Secured Parties shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

7. Default and Remedies.

(a) Default. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Parties shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to (a) require Debtor to assemble the Collateral and make it available to Secured Parties at a place to be designated by Secured Parties; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Parties deem appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor. Debtor hereby agrees that thirty (30) days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Parties at the time of, or received by Secured Parties after, the occurrence of an Event of Default which is continuing) shall be paid to and applied as follows:

(i) First, to the payment of reasonable and documented costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Parties;

(ii) Second, to the payment to each Secured Party of the amount then owing or unpaid on such Secured Party’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to each Secured Party under this Security Agreement, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under this Security Agreement, then to each Secured Party’s Pro Rata Share of the amount remaining to be distributed; and

(iv) Fourth, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Secured Party’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes. In the event that a Secured Party receives payments or distributions in excess of its Pro Rata Share, then such Secured Party shall hold in trust all such excess payments or distributions for the benefit of the other Secured Parties and shall pay such amounts held in trust to such other holders upon demand by such holders.

8. Mandatory Requirements of Law. The foregoing provisions of Sections 6 and 7 are subject to any mandatory requirements of law (including the UCC), but to the extent that any requirement of law may be waived, the Debtor hereby waives such requirement.

(i) Action by Secured Parties. Debtor and the Secured Parties hereby acknowledge and agree that the Secured Parties are entering into an Intercreditor Agreement of even date herewith, pursuant to which any and all actions to be taken by the Secured Parties, as such, under or in connection with this Security Agreement shall be taken with the approval in writing by the holders of more than 50% of the aggregate outstanding principal amount of the Notes (a “Majority in Interest”), and that Debtor may conclusively rely on a written document signed by a Majority in Interest of the Secured Parties to such effect.

9. Security Interest Absolute. All rights of the Secured Parties hereunder, the grant of the Security Interest in the Collateral and all obligations of the Debtor hereunder shall be absolute and unconditional, irrespective of (a) except to the extent not permitted to be waived under applicable law, any lack of validity or enforceability of the obligations under the Notes or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the Notes or any other agreement or instrument relating to any of the foregoing, (c) failure by the Secured Parties to take steps to perfect or maintain perfected its security interest hereunder in, or to preserve its rights to, any of the Collateral, (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the obligations under the Notes, (e) the disallowance under Section 502 of the Bankruptcy Code or all of any portion of the claims of the Secured Parties for repayment of the obligations under the Notes, or (f) any other circumstance which might otherwise constitute a legal or equitable defense available to, or a legal or equitable discharge of, the Debtor with respect to the obligations under the Notes or with respect to this Agreement, other than the indefeasible payment in full of all of the obligations under the Notes.

10. Miscellaneous.

(a) Termination; Release of Security Interest. When the Obligations have been indefeasibly paid and performed in full or the Notes have been converted into shares of the securities of Debtor being issued and sold in such Next Round of Financing (as defined in the Notes) pursuant to their terms, this Agreement shall terminate and Secured Parties, upon the request and at the sole expense of Debtor, will execute and deliver to Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to Borrower such of the Collateral as may be in possession of Secured Parties and has not theretofore been disposed of, applied or released.

(b) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Parties under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

Secured Parties:

At the address of the Secured Party to be notified indicated for such Secured Party in Schedule I to the Purchase Agreement with a copy to:
Debtor:	LaserLock Technologies, Inc. 837 Lindy Lane Bala Cynwyd, PA 19004 Telecopy: (610) 668-2771 Attention: Chairman and CEO
with a copy to:
Morgan, Lewis & Bockius Attn: Stephen M. Goodman 1701 Market Street Philadelphia, PA 19103 Telephone: (215) 963-5086 Facsimile: (215) 963-5001

(c) Nonwaiver. No failure or delay on the Secured Parties’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Parties. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Parties and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Parties.

(f) Cumulative Rights, etc. The rights, powers and remedies of Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Parties by virtue of any applicable law, rule or regulation of any governmental authority or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Parties’ rights hereunder. Debtor waives any right to require Secured Parties to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Parties’ power.

(g) Payments Free of Taxes, Etc. All payments made by Debtor under this Security Agreement and the Notes shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Parties, Debtor shall furnish evidence satisfactory to Secured Parties that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i) Headings. Headings in this Security Agreement and the Notes are for convenience of reference only and are not part of the substance hereof or thereof.

(j) Plural Terms. All terms defined in this Security Agreement or any other Transaction Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

(k) Construction. Each of this Security Agreement and the Notes is the result of negotiations among, and has been reviewed by, Debtor, Secured Parties, and their respective counsel. Accordingly, this Security Agreement and the Notes shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Parties.

(l) Entire Agreement. This Security Agreement and each of the Notes, taken together, constitute and contain the entire agreement of Debtor and Secured Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(m) Other Interpretive Provisions. References in this Security Agreement to any document, instrument or agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified, restated or supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The words “include” and “including” and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.

(n) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to conflicts of law rules (except to the extent governed by the UCC).

(Remainder of Page Left Blank Intentionally; Signature Page to Follow)

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ NORMAN GARDNER

Norman Gardner
President and Chief Executive Officer

LASERLOCK TECHNOLOGIES, INC.
Counterpart Signature Page
to Security Agreement dated as of February 13, 2006

Executed as of February 9, 2006

SECURED PARTY:

NOB HILL CAPITAL PARTNERS, L.P.

By: /s/ STEPHEN R. MITTEL
Name: Stephen R. Mittel
Title: General Partner

ATTACHMENT 1
FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

ATTACHMENT 2
All right, title, interest, claims and demands of Debtor in and to the following property:

(i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

(iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

(v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing; and

(vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.